AGREEMENT AND FOURTH AMENDMENT

TO WORKING CAPITAL LINE OF CREDIT AGREEMENT

            THIS AGREEMENT AND FOURTH AMENDMENT TO WORKING CAPITAL LINE OF CREDIT AGREEMENT (the "Amendment"), dated as of July 24, 2003, is made and entered into by and among PARKWAY PROPERTIES LP, a Delaware limited partnership (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Lender").

W I T N E S S E T H:

            WHEREAS, the Borrower and the Lender have entered into a Working Capital Line of Credit Agreement dated as of August 7, 2001, which has been amended by an Agreement and First Amendment to Working Capital Line of Credit Agreement dated as of March 27, 2002, an  Agreement and Second Amendment to Working Capital Line of Credit Agreement dated August 5, 2002, and an Agreement and Third Amendment to Working Capital Line of Credit Agreement dated April 17, 2003 (the "Credit Agreement"); and

            WHEREAS, the Borrower has requested that the Credit Agreement be amended in certain respects, and the Lender has approved such request;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the Borrower and the Lender do hereby agree as follows:

            Section 1.  All capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Credit Agreement unless defined to the contrary herein.

            Section 2.  The definition of the term "Maturity Date" shall be amended in its entirety to be and read as follows:

                        Maturity Date shall mean the earlier of (i) June 28, 2004, or such earlier date as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents, (ii) the date that the Revolving Credit Agreement expires or is otherwise terminated or the indebtedness outstanding pursuant thereto is refinanced, or (iii) the date that the Rider is terminated in accordance with its terms.

            Section 3.  Simultaneously with the execution of this Amendment, the Borrower shall pay to the Lender an extension fee in the amount of $15,000.00.

            Section 4.  Borrower represents and warrants that the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date.  Borrower hereby certifies that no event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

            Section 5.  Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect.  The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Credit Documents are in all respects ratified and confirmed and remain in full force and effect.

            Section 6.  The term "Credit Agreement" as used in the Credit Agreement, the other Credit Documents or any other instrument, document or writing furnished to the Lender by the Borrower shall mean the Credit Agreement as hereby amended.

            Section 7.  This Amendment (a) shall be binding upon the Borrower and the Lender and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Credit Agreement); (b) may be modified or amended only in accordance with the Credit Agreement; (c) shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understanding relating to such subject matter.

            IN WITNESSES WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first set forth herein.

                                                                        PARKWAY PROPERTIES LP,

                                                                        a Delaware limited partnership

                                                                        By:       Parkway Properties General Partners,

                                                                                    Inc., General Partner

                                                                                    By:________________________

                                                                                    Name:______________________

                                                                                    Title:_______________________

                                                                                    By:________________________

                                                                                    Name:______________________

                                                                                    Title:_______________________

                                                                        PNC BANK, NATIONAL ASSOCIATION

                                                                        By:________________________

                                                                        Name:______________________

                                                                        Title:_______________________